CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of James Alpha Funds Trust d/b/a Easterly Funds Trust with respect to the Easterly Snow Small Cap Value Fund and Easterly Snow Long/Short Opportunity Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 5, 2021